EXHIBIT A
                        AGREEMENT REGARDING JOINT FILING
                          OF STATEMENT ON SCHEDULE 13D

The undersigned agree to file jointly with the Securities and Exchange Commission (the "SEC") any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of the common stock of DEI Holdings, Inc. For that purpose, the undersigned hereby constitute and appoint Coliseum Capital Management, LLC, a Delaware limited liability company, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

Dated:      February 17, 2009

COLISEUM CAPITAL MANAGEMENT, LLC


By:  /s/ Christopher Shackelton
     -------------------------------
     Christopher Shackelton, Manager


COLISEUM CAPITAL, LLC


By:  /s/ Adam Gray
     -----------------------------
     Adam Gray, Manager


COLISEUM CAPITAL PARTNERS, L.P.

     /s/ Adam Gray
     --------------------------------------
By:  Coliseum Capital, LLC, General Partner
By:  Adam Gray, Manager


By:  /s/ Christopher Shackelton
     -----------------------------
     Christopher Shackelton


By:  /s/ Adam Gray
     -----------------------------
     Adam Gray